Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-    ) pertaining to 4,000,000 shares of common stock issuable under the 2019 Incentive Award Plan of Target Hospitality Corp. of our report dated February 26, 2019, with respect to the combined financial statements of Algeco US Holdings LLC and Arrow Parent Corporation included in Target Hospitality Corp.’s Current Report on Form 8-K dated March 21, 2019 (File No. 001-38343), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

May 20, 2019